ASSET PURCHASE AGREEMENT

Between

Ecology Coatings, Inc.

“Buyer”

- and -

Seene, LLC

“Seller”

THIS ASSET PURCHASE AGREEMENT (Agreement) is made and entered into as of the 16th day of October, 2014 between Ecology Coatings, Inc. (“Buyer”) and Seene, LLC, a California limited liability company (“Seller”).

WHEREAS, Seller owns various assets and rights that it is willing to sell and transfer to Buyer, and Buyer desires to purchase those assets and rights, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto, each in consideration of the payments and the representations, warranties, covenants, and agreements of the other provided for or contained herein, do hereby agree as follows:

1.                         Closing: The closing date (the “Closing Date”) shall occur on such date as the parties hereto shall mutually agree; provided, however, that the Closing Date shall not occur later than October 19, 2014

2.                         Transaction: Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall sell, transfer, convey, assign and deliver to Buyer, and the Buyer shall purchase, acquire, and accept from the Sellers, the following assets (the “Transferred Assets”)(the “Transaction”):

a.	All of Seller’s right, title and interest in and to MeTuBoutique.com;

b.	All of Seller’s right, title and interest in and to the “MeTu” trade name; and

c.	Any and all inventory held by Seller.

Notwithstanding the foregoing, the Buyer shall not assume any liabilities or obligations of the Sellers and nothing herein shall be construed as imposing any liability or obligation upon the Buyer, including, but not limited to, those specifically provided herein:

d.All	liabilities for trade accounts payable and loan and notes payable;

e.	Any liability to Seller's customers incurred by Seller in the Ordinary Course of Business within one (1) year of the Closing Date:

f.	Any liability arising out of or relating to products or services of Seller to the extent manufactured or sold prior to the Closing Date;

g.	Any liability arising under any contract that arises after the Closing Date but that arises or relates to any breach of such contract prior to closing;

h.	Any liability for taxes resulting from the operation of the business or the sale of the business; and

i.	Any environmental, health and safety liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of real property.

3.                  Purchase Price: In consideration for the sale described in paragraph two (2) above, and assuming that all conditions precedent have been satisfied, on the Closing Date, Buyer shall pay to Sellers the purchase price (“Purchase Price”) in the amount of Ten Thousand and 00/100 Dollars ($10,000/00) payable as follows: (a) the sum of Three Thousand and 00/100 Dollars ($3,000/00); and (b) a promissory note made in favor of Seller in the principal amount of Seven Thousand and 00/100 Dollars ($7,000/00). Notwithstanding the foregoing, the Purchase Price may be subject to adjustment in the event that: (a) due diligence disclosed any material variation from the assumptions upon which the parties have based their calculation of the Purchase Price; or (b) one or more conditions precedent remain unsatisfied as of the Closing Date, and, notwithstanding the same, the parties hereto mutually agree to consummate the transaction contemplated hereunder.

4.                  Conditions Precedent: Buyer’s obligation to pay the Purchase Price and to take such other actions as may be necessary to consummate the transaction contemplated hereunder is subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

a.	Buyer shall be satisfied that Seller has the ability to transfer, sell and assign complete interest the Transferred Assets free and clear of any competing claims or other encumbrances whatsoever;

b.	Buyer shall have applied for all licenses, permits or other governmental requirements necessary for operating the business, and having been granted the same; and

Seller's obligation to make the sale, assignment, transfer and conveyance described in Paragraph two (2) above and to take such other action as may be necessary to consummate the Transaction contemplated hereunder is subject to satisfaction of each of the following conditions on or before the Closing Date:

c.	Buyer shall have available for delivery to Seller the full amount of the Purchase Price; and

d.	Seller shall have received such evidence as it may reasonably require that Buyer has obtained all consents and approvals necessary to enable it to consummate the Transaction.

5.                  Indemnification.

a.	Each party hereto shall bear its own costs and expenses with respect to the negotiation and consummation of the Transaction; provided, however, that should either party fail to negotiate in good faith to effect the consummation of the Transaction, such party shall fully indemnify the other for all such costs and expenses.

b.	Seller shall indemnify and hold harmless Buyer from and against any and all debts, claims, liabilities, damages and obligations (and related costs and expenses) arising out of or in any way related to: (i) any act, omission or misrepresentations of Seller; or (ii) the Transferred Assets prior to the Closing Date.

c.	Buyer shall indemnify and hold harmless Seller from and against any and all debts, claims, liabilities, damages and obligations (and related costs and expenses) arising out of or in any way related to: (i) any act, omission or misrepresentation of Buyer or any of Buyer’s officers, employees or agents; or (ii) the Transferred Assets prior to the Closing Date.

6.                  Due Diligence. Sellers shall make available to Buyer at reasonable times upon reasonable notice such of its personnel and files, records and other documents as Buyer shall reasonable require in order to confirm the representations that have been made by Sellers with respect to the Transferred Assets and the assumptions upon which Buyer has based its calculation of the Purchase Price. In the event that such due diligence reveals any material variation from such representations and assumptions, Buyer may elect to: (i) terminate its participation in the Transaction without further obligation to the Sellers; or (ii) propose an adjusted Purchase Price and/or other modification to the Transaction that Sellers may accept or reject in its sole discretion.

7.                  Seller's Representations and Warranties. Seller represents and warrants as follows:

a. Seller holds all licenses, permits, accreditations and authorizations required to conduct the business as now conducted and Seller properly maintains all assets, equipment and related items used by him in connection with the business as is customary in such industry;

b. All inventories of Seller consist of a quality and quantity usable and salable in the ordinary course of business;

c. Seller holds good and marketable title to the Transferred Assets;

d. Seller has filed or caused to be filed all required federal, state and local tax returns to be filed and is indebted to any taxing authority for failure to pay any lawful amounts due and owing thereon; and

e. Seller is, and at all time during the previous five years, has been in full compliance with all laws that are or were applicable to him or to the conduct or operation of the Business or the ownership of any of its assets, nor has Seller received notice from any regulatory authority that he is being investigated for any violation of the same.

8.                  Buyer's Representations and Warranties. Buyer represents and warrants as follows:

a. Buyer is a duly qualified to do business and is in good standing under all applicable laws;

b. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

c. There are no pending proceedings that have been commenced against Buyer that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the transaction contemplated herein;

d. Neither Buyer nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commission or other similar payment in connection with the transaction contemplated herein; and

e. No representation, warranty or other statements made by Buyer in this Agreement or otherwise in connection with the transaction contemplated herein contains any untrue statement or omits a statement or material fact necessary to make any such representation, warranty or statement not misleading.

9.                  Termination. This Agreement, by notice given prior to the Closing Date, may be terminated where:

a. There exists a material breach of this Agreement by either party;

b. Where either party fails to satisfy a condition of paragraphs seven (7) or eight (8) herein; and

c. By mutual consent of the parties.

10.              Confidentiality. Unless otherwise agreed to by Buyer, Seller shall make no public announcement or other disclosure in any way relating to this Transaction to any person.

11.              Entire Agreement: Modification. This Agreement supersedes all prior agreement between the parties with respect to its subject matter and constitutes a complete and exhaustive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties.

12.              Severability. If any provision of this Agreement is held invalid or unenforceable by and court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

13.              Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Agreed to and accepted this 25th day of September, 2014

FOR THE SELLER: FOR THE BUYER:

Seene, LLC Ecology Coatings, Inc.

/s/ Megan Ruettiger /s/ Shulamit Lazar

_________________________ ____________________________

By: Megan Ruettiger By: Shulamit Lazar

Its: Managing Member Its: Chief Executive Officer